UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2005

Warwick Valley Telephone Company

(Exact name of registrant as specified in its charter)

0-11174 (Commission File No.)	14-1160510 (I.R.S. Employer Identification No.)

New York
(State or other jurisdiction of incorporation or organization)

47 Main Street
Warwick, New York 10990
(845) 986-8080
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Rule or Standard; Transfer of Listing.

     On May 20, 2005, Warwick Valley Telephone Company (the “Company”) issued a press release through Business Wire announcing that a Nasdaq Listing Qualifications Panel of The Nasdaq National Market, Inc. has granted the Company’s request for continued listing of its Common Shares on The Nasdaq National Market, provided that the Company files on or before July 29, 2005 its Annual Report on Form 10-K for the period ended December 31, 2004 and its Quarterly Report on Form 10-Q for the period ended March 31, 2005. If the Company is unable to file these reports by that date, its Common Shares may be delisted from The Nasdaq National Market.

     A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01. Other Events

     On May 20, 2005, the Company issued the press release described above under Item 3.01 with respect to a determination by a Nasdaq Listing Qualifications Panel of The Nasdaq National Market, Inc. to grant the Company’s request for continued listing of its Common Shares on The Nasdaq National Market, provided that the Company files on or before July 29, 2005 its Annual Report on Form 10-K for the period ended December 31, 2004 and its Quarterly Report on Form 10-Q for the period ended March 31, 2005.

     A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

	99.1	Press release entitled, “Nasdaq Grants WVT’s Request For Continued Listing,” dated May 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARWICK VALLEY TELEPHONE COMPANY

(Registrant)

Date: May 20, 2005	By:	/s/ Herbert Gareiss, Jr.

	Name:	Herbert Gareiss, Jr.
	Title:	President

Exhibit Index

Exhibit No.	Description

99.1	Press release entitled, “Nasdaq Grants WVT’s Request For Continued Listing,” dated May 20, 2005.